Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Announces Closing of Public Offering

WESTMINSTER, Colo., October 13, 2009 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today announced the closing of its previously announced underwritten public offering of 14,000,000 shares of newly issued common stock at a public offering price of $7.10 per share. The Company received net proceeds from the sale of the shares, after underwriting discounts, commissions and estimated offering expenses, of approximately $93.0 million. Allos has also granted the underwriters a 30-day option to purchase up to an aggregate of 2,100,000 additional shares of common stock to cover over-allotments, if any. Allos currently anticipates using the net proceeds of the offering primarily for activities relating to the commercialization of FOLOTYN™ (pralatrexate injection), preclinical research and clinical development of FOLOTYN, and for general corporate purposes.

J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. acted as joint book-running managers of the offering.  Leerink Swann LLC acted as co-lead manager of the offering. JMP Securities LLC, Needham & Company, LLC, and RBC Capital Markets acted as co-managers of the offering. A copy of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities Inc., Attention: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling (718) 242-8002 or Citigroup Global Markets Inc., Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, (800) 831-9146.

The shares were issued pursuant to a shelf registration statement that was declared effective by the Securities and Exchange Commission on August 28, 2009.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy Allos’ common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the amount and anticipated use of the net proceeds of the offering, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: the risk that additional capital may be required in the future to continue the Company’s development and commercialization plans. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission and the prospectus supplement related to the offering. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: Allos Therapeutics, Inc., the Allos Therapeutics, Inc. logo, FOLOTYN, the FOLOTYN logo and all other Allos names are trademarks of Allos Therapeutics, Inc. in the United States and in other selected countries.

# # #